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Exhibit 8.1

April 24, 2007

FiberTower Corporation
FiberTower Network Services Corp.
FiberTower Solutions Corporation
ART Licensing Corporation
ART Leasing, Inc.
Teligent Services Acquisition, Inc.

c/o FiberTower Corporation
185 Berry Street, Suite 4800
San Francisco, California  94107

Ladies and Gentlemen:

We have acted as special counsel to FiberTower Corporation, a Delaware corporation (the “Company”) and to FiberTower Network Services Corp., FiberTower Solutions Corporation, ART Licensing Corporation, ART Leasing, Inc. and Teligent Services Acquisition, Inc. (collectively the “Guarantors” and, together with the Company, the “Obligors”) in connection with the preparation of a registration statement on Form S-3 (File No. 333-140439) (the “Registration Statement”).  The Registration Statement relates to the registration under the Securities Act of 1933, as amended, of the resale by certain selling security holders from time to time, of (i) up to $402,500,000 aggregate principal amount of the Company’s 9.00% Convertible Senior Secured Notes due 2012 (the “Notes”), which were issued under an Indenture dated as of November 9, 2006 (the “Indenture”), among the Obligors and Wells Fargo Bank, National Association, as trustee and guaranteed by the Guarantors pursuant to their guarantees included in the Indenture, (ii) the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the Notes pursuant to the Indenture, (iii) up to $96,130,000 aggregate principal amount of such additional 9.00% Convertible Senior Secured Notes due 2012 as may be issued in payment of accrued interest on the Notes (the “Additional Notes”), which may be issued under the Indenture and guaranteed by the Guarantors pursuant to their guarantees to be included in the Indenture and (iv) the shares of the Common Stock issuable upon conversion of any Additional Notes pursuant to the Indenture.

In arriving at the opinion expressed herein, we have examined the Registration Statement, including the prospectus included therein and the documents incorporated by reference therein. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinion expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of officers and representatives of the Obligors.

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In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.  We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, and to the qualifications and assumptions stated in the Registration Statement, the description of the United States federal income tax consequences appearing under the heading “Material United States Federal Income Tax Considerations” in the prospectus contained in the Registration Statement is accurate and complete in all material respects to the extent that it constitutes matters of law or legal conclusions.

The opinion expressed herein is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond that expressly stated herein.  Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof.  Furthermore, our opinion is not binding on the Internal Revenue Service or a court.  Our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusions.  Furthermore, there is no assurance that the Internal Revenue Service will not take a contrary position or that a court will agree with our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Andrews Kurth LLP